Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

THIRD QUARTER 2012 RESULTS

Core FFO per share of $0.26

Continued Strong Operating Performance with

In-Service Occupancy at 92.5 percent

Advancing Asset Strategy Ahead of Plan with

Continued Strong Development Activity of $115 million in New Starts and

Medical Office Acquisitions of $92 million

Efficient Capital Raising with $300 million Ten-Year, Senior Note Issuance at a 3.93 Percent Effective Yield and $85 million of ATM issuance

(INDIANAPOLIS, October 31, 2012) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the third quarter of 2012.

“Solid operational results, continued progress on our asset repositioning strategy and opportunistic capital raising resulted in a strong third quarter,” said Denny Oklak, Chairman and CEO. “Core FFO was $0.26 per share and AFFO was $0.20 per share. We completed 7.4 million square feet of leasing activity and maintained an in-service portfolio occupancy of 92.5 percent. We achieved strong same-property net operating income growth of 3.5 percent as compared to the twelve months ended September 30, 2011. There was continued strong momentum in new development starts during the quarter with five build-to-suit projects and two strategic speculative development projects under construction, all with solid risk-adjusted yields. We also completed significant medical office acquisition activity during the quarter and in early

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

October, substantially advancing our asset repositioning strategy. We continued to lower our cost of capital with the issuance of $300 million of ten-year, senior unsecured notes at a company record low 3.93 percent effective rate, in addition to raising $85 million of proceeds from our at-the-market common equity program. Overall, we are pleased with a very successful third quarter.”

Quarterly Highlights

Core Funds from Operations (“Core FFO”) per diluted share was $0.26 for the quarter. Funds from Operations (“FFO”) per diluted share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was also $0.26 for the quarter.

Solid operating results:

•	Total in-service portfolio occupancy of 92.5 percent and bulk industrial in-service occupancy of 94.0 percent at September 30, 2012;

•	Total leasing activity of approximately 7.4 million square feet in the third quarter of 2012, including a company record high tenant retention rate of 90.1 percent;

•

Same-property net operating income growth of 3.5 percent for the twelve months ended September 30, 2012 and 2.0 percent for the three months ended September 30, 2012, as compared to the comparable periods ended September 30, 2011.

Progress on asset and capital strategies:

•	Completed approximately $92 million of acquisitions during the quarter;

•	Closed on the acquisition of a $342 million medical office portfolio in October 2012;

•

Began over $115 million of new developments, consisting of three industrial developments totaling 1.2 million square feet, three medical office buildings totaling 181,000 square feet and one office building totaling 158,000 square feet;

•	Completed $34 million of dispositions;

•	Issued $300 million of 3.875 percent ten-year, senior unsecured notes, with an effective rate of 3.93 percent;

•	During the quarter, issued approximately 5.8 million new shares of common stock under our ATM program, generating net proceeds of approximately $85 million;

•	At September 30, 2012, $113 million of cash on hand and no balance on our line of credit.

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

Financial Performance

•

Core FFO for the third quarter of 2012 of $0.26 per share compared to $0.29 per share for the third quarter of 2011. The change was primarily attributable to lower property portfolio income due to the impact of asset repositioning activities. A reconciliation of FFO, as defined by NAREIT, to Core FFO is included in the financial tables included in this release.

•

FFO as defined by NAREIT, of $0.26 per share for the third quarter 2012 and $0.27 per share for the third quarter 2011. In addition to the impacts outlined in Core FFO above, FFO as defined by NAREIT, was reduced by acquisition-related costs. A reconciliation of FFO, as defined by NAREIT, to Core FFO is included in the financial tables included in this release.

•

Adjusted FFO (“AFFO”) for the third quarter of 2012 of $0.20 per share compared to $0.18 from the third quarter of 2011. Our shift in asset mix from suburban office properties to bulk distribution resulted in significant reduction in second generation capital expenditures contributing to this AFFO increase. A reconciliation of FFO, as defined by NAREIT, to AFFO is included in the financial tables included in this release.

•	Net loss of $0.11 per diluted share for the third quarter of 2012 compared to net loss of $0.13 per diluted share for the same quarter in 2011.

Operating Performance Highlights

•	In-service portfolio occupancy on September 30, 2012 of 92.5 percent compared to 92.2 percent on June 30, 2012.

•	In-service occupancy in the bulk distribution portfolio on September 30, 2012 of 94.0 percent compared to 93.6 percent on June 30, 2012.

•	In-service occupancy in the medical office portfolio of 91.9 percent on September 30, 2012 compared to 90.7 percent on June 30, 2012.

•	In-service occupancy in the suburban office portfolio of 86.1 percent at quarter end compared to 85.9 percent on June 30, 2012.

•	Tenant retention for the quarter of approximately 90 percent with overall positive rental rate growth of 1.0 percent.

•

Same-property net operating income growth of 3.5 percent for the twelve months ended September 30, 2012 and 2.0 percent for the three months ended September 30, 2012, as compared to the comparable periods ended

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

September 30, 2011. This positive same-property performance was primarily driven by lease-up of assets while rental rate growth improved modestly.

Real Estate Investment Activity

An acquisition of a seven building, 334,000 square foot medical office portfolio located in Northwest Georgia for $92 million closed during the third quarter of 2012. The portfolio was 100 percent leased to Harbin Clinic, LLC, one of the largest independent multi-specialty physician practices in the state of Georgia.

Following the end of the third quarter, the Company closed on the acquisition of a $342 million medical office portfolio. The geographically diversified portfolio includes fourteen facilities totaling over 1.2 million square feet that were 89.4 percent leased at closing. The acquisition included the assumption of $60 million of secured debt.

Development

The third quarter included the following development activity:

Wholly-Owned Properties

•

During the quarter, three new industrial developments were started: two 100 percent pre-leased expansion projects in Columbus, OH and Chicago, IL, totaling 582,000 square feet, and one 600,000 square foot speculative bulk distribution facility in Indianapolis, IN. Three 100 percent pre-leased medical office projects in Atlanta, GA, Cincinnati, OH, and Indianapolis, IN, totaling 181,000 square feet were also started. Also during the quarter, a 158,000 square foot speculative suburban office project was started in Houston, TX.

•

Our wholly-owned development projects under construction on September 30, 2012 consisted of seven medical office projects totaling 537,000 square feet, six industrial projects totaling 2.5 million square feet and two office projects totaling 502,000 square feet. These projects were 83 percent pre-leased in the aggregate.

•	During the quarter, two medical office buildings totaling 158,000 square feet that were on average 92 percent pre-leased were placed in service.

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

Joint Venture Properties

•

Our joint-venture-owned development projects under construction at September 30, 2012 consisted of two industrial projects totaling 976,000 square feet and one medical office project totaling 274,000 square feet. These projects were 52 percent pre-leased.

Dispositions

Proceeds from property dispositions totaled $34 million during the quarter, of which $9.4 million was from two non-core industrial assets (12 percent occupied), $8 million from two office assets (73 percent occupied), $9.3 million from a medical office property held in a joint venture (100 percent occupied) and the remaining from sales of undeveloped land. The industrial and office dispositions comprised approximately 221,700 and 134,500 square feet, respectively, with a weighted average age of over 22 years.

2012 Earnings Guidance

The company tightened Core FFO guidance for 2012 from $0.98 to $1.06 to $1.00 to $1.04.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The third quarter dividend will be payable November 30, 2012 to shareholders of record on November 14, 2012. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.4140625	November 14, 2012	November 30, 2012
Series K	DREPRK	$0.40625	November 14, 2012	November 30, 2012
Series L	DREPRL	$0.4125	November 14, 2012	November 30, 2012
Series O	DREPRO	$0.523437	December 17, 2012	December 31, 2012

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

FFO and AFFO Reporting Definitions

Funds from Operations (“FFO”): FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core Funds from Operations (“Core FFO”): Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include impairment charges, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

Adjusted Funds from Operations (“AFFO”): AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) and adjusted for certain non-cash items including straight line rental income, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company does not believe same-property net operating income growth to be a primary measure of overall

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

company operating performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, without differentiating or making adjustment as to whether a property is consolidated or jointly controlled.

A description of the properties that are excluded from the company’s same-property measure is included on page 21 of our September 30, 2012 supplemental information.

About Duke Realty

Duke Realty owns and operates approximately 142 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke Realty is hosting a conference call tomorrow, November 1, 2012, at 3:00 p.m. EDT to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of

Duke Realty Reports Third Quarter 2012 Results

October 31, 2012

financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation

Statement of Operations

September 30, 2012

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental and related revenue	$208,957	$184,581	$616,451	$554,752
General contractor and service fee revenue	93,932	127,708	226,507	409,617

	302,889	312,289	842,958	964,369

Expenses:
Rental expenses	39,659	35,105	111,477	108,224
Real estate taxes	28,676	26,355	85,255	79,866
General contractor and other services expenses	87,719	120,547	209,519	379,180
Depreciation and amortization	95,117	81,068	279,136	242,043

	251,171	263,075	685,387	809,313

Other operating activities:
Equity in earnings of unconsolidated companies	2,280	3,104	4,056	5,890
Gain on sale of properties	403	(1,437)	245	66,910
Undeveloped land carrying costs	(2,140)	(2,259)	(6,606)	(7,021)
Other operating expenses	(130)	(60)	(591)	(171)
General and administrative expenses	(8,934)	(9,493)	(32,367)	(29,231)

	(8,521)	(10,145)	(35,263)	36,377

Operating income	43,197	39,069	122,308	191,433

Other income (expenses):
Interest and other income, net	150	172	394	543
Interest expense	(61,539)	(54,528)	(183,623)	(161,765)
Acquisition-related activity	(954)	(342)	(2,563)	(1,525)

Income (loss) from continuing operations before income taxes	(19,146)	(15,629)	(63,484)	28,686
Income tax benefit	103	194	103	194

Income (loss) from continuing operations	(19,043)	(15,435)	(63,381)	28,880

Discontinued operations:
Loss before gain on sales	(114)	(1,522)	(1,185)	(9,223)
Gain on sale of depreciable properties	1,608	2,088	11,179	16,405

Income from discontinued operations	1,494	566	9,994	7,182

Net income (loss)	(17,549)	(14,869)	(53,387)	36,062
Dividends on preferred shares	(11,081)	(14,399)	(35,356)	(46,347)
Adjustments for redemption/repurchase of preferred shares	—	(3,633)	(5,730)	(3,796)
Net loss attributable to noncontrolling interests	400	825	1,371	532

Net loss attributable to common shareholders	($28,230)	($32,076)	($93,102)	($13,549)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.11)	($0.13)	($0.40)	($0.09)
Discontinued operations attributable to common shareholders	$0.00	$0.00	$0.04	$0.03

Total	($0.11)	($0.13)	($0.36)	($0.06)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.11)	($0.13)	($0.40)	($0.09)
Discontinued operations attributable to common shareholders	$0.00	$0.00	$0.04	$0.03

Total	($0.11)	($0.13)	($0.36)	($0.06)

Duke Realty Corporation

Statement of Funds From Operations

September 30, 2012

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)
	2012			2011
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shareholders	($28,230)			($32,076)
Less: Dividends on participating securities	(680)			(811)

Net Loss Per Common Share - Basic	(28,910)	270,289	($0.11)	(32,887)	252,802	($0.13)
Add back:
Noncontrolling interest in earnings of unitholders	—	—		—	—
Other potentially dilutive securities		—			—

Net Loss Attributable to Common Shareholders - Diluted	($28,910)	270,289	($0.11)	($32,887)	252,802	($0.13)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shareholders	($28,230)	270,289		($32,076)	252,802
Adjustments:
Depreciation and amortization	95,139			97,335
Company share of joint venture depreciation and amortization	8,782			8,531
Earnings from depreciable property sales-wholly owned, discontinued operations	(1,608)			(2,088)
Earnings from depreciable property sales-wholly owned, continuing operations	(403)			1,437
Earnings from depreciable property sales-JV	(2,065)			—
Noncontrolling interest share of adjustments	(1,638)			(2,835)

Funds From Operations - Basic	69,977	270,289	$0.26	70,304	252,802	$0.28
Noncontrolling interest in loss of unitholders	(459)	4,511		(868)	7,064
Noncontrolling interest share of adjustments	1,638			2,835
Other potentially dilutive securities		3,187			3,344

Funds From Operations - Diluted	$71,156	277,987	$0.26	$72,271	263,210	$0.27
Adjustments for redemption/repurchase of preferred shares	—			3,633
Acquisition-related activity	954			342
Other income tax items	(103)			(194)

Core Funds From Operations - Diluted	$72,007	277,987	$0.26	$76,052	263,210	$0.29

Adjusted Funds From Operations
Core Funds From Operations - Diluted	$72,007	277,987	$0.26	$76,052	263,210	$0.29
Adjustments:
Straight-line rental income	(8,123)			(8,346)
Amortization of above/below market rents and concessions	1,582			3,263
Stock based compensation expense	1,695			2,367
Noncash interest expense	2,527			3,267
Second generation concessions	(243)			(1,214)
Second generation tenant improvements	(5,852)			(16,034)
Second generation leasing commissions	(5,650)			(9,143)
Building improvements	(2,119)			(3,428)

Adjusted Funds From Operations - Diluted	$55,824	277,987	$0.20	$46,784	263,210	$0.18

	Nine Months Ended September 30, (Unaudited)
	2012			2011
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shareholders	($93,102)			($13,549)
Less: Dividends on participating securities	(2,388)			(2,416)

Net Loss Per Common Share - Basic	(95,490)	265,153	($0.36)	(15,965)	252,618	($0.06)
Add back:
Noncontrolling interest in earnings of unitholders	—	—		—	—
Other potentially dilutive securities		—			—

Net Loss Attributable to Common Shareholders - Diluted	($95,490)	265,153	($0.36)	($15,965)	252,618	($0.06)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shareholders	($93,102)	265,153		($13,549)	252,618
Adjustments:
Depreciation and amortization	280,338			292,429
Company share of joint venture depreciation and amortization	26,008			24,798
Earnings from depreciable property sales-wholly owned, discontinued operations	(11,179)			(16,405)
Earnings from depreciable property sales-wholly owned, continuing operations	(245)			(66,910)
Earnings from depreciable property sales-JV	(2,065)			(91)
Noncontrolling interest share of adjustments	(5,358)			(6,206)

Funds From Operations - Basic	194,397	265,153	$0.73	214,066	252,618	$0.85
Noncontrolling interest in income (loss) of unitholders	(1,736)	4,942		(369)	6,887
Noncontrolling interest share of adjustments	5,358			6,206
Other potentially dilutive securities		3,182			3,398

Funds From Operations - Diluted	$198,019	273,277	$0.72	$219,903	262,903	$0.84
Adjustments for redemption/repurchase of preferred shares	5,730			3,796
Acquisition-related activity	2,563			1,525
Other income tax items	(103)			(194)

Core Funds From Operations - Diluted	$206,209	273,277	$0.75	$225,030	262,903	$0.86

Adjusted Funds From Operations
Core Funds From Operations - Diluted	$206,209	273,277	$0.75	$225,030	262,903	$0.86
Adjustments:
Straight-line rental income	(19,739)			(22,666)
Amortization of above/below market rents and concessions	5,753			9,428
Stock based compensation expense	10,468			10,342
Noncash interest expense	6,924			9,740
Second generation concessions	(933)			(2,710)
Second generation tenant improvements	(18,917)			(40,884)
Second generation leasing commissions	(18,736)			(29,147)
Building improvements	(3,824)			(5,756)

Adjusted Funds From Operations - Diluted	$167,205	273,277	$0.61	$153,377	262,903	$0.58

Duke Realty Corporation

Balance Sheet

September 30, 2012

(In thousands, except per share amounts)

	September 30, 2012	December 31, 2011
ASSETS:

Rental Property	$6,255,740	$6,038,107
Less: Accumulated Depreciation	(1,246,853)	(1,127,595)
Construction in Progress	219,931	44,497
Undeveloped Land	613,183	622,635

Net Real Estate Investments	5,842,001	5,577,644

Cash	113,152	213,809
Accounts Receivable	29,737	22,428
Straight-line Rents Receivable	117,016	108,392
Receivables on Construction Contracts	36,413	40,247
Investments in and Advances to Unconsolidated Companies	367,221	364,859
Deferred Financing Costs, Net	42,095	42,268
Deferred Leasing and Other Costs, Net	465,588	463,983
Escrow Deposits and Other Assets	176,894	170,807

Total Assets	$7,190,117	$7,004,437

LIABILITIES AND EQUITY:

Secured Debt	$1,096,455	$1,173,233
Unsecured Notes	3,043,690	2,616,063
Unsecured Lines of Credit	0	20,293
Construction Payables and Amounts due Subcontractors	80,934	55,916
Accrued Real Estate Taxes	102,646	69,470
Accrued Interest	36,666	58,904
Other Accrued Expenses	41,661	60,230
Other Liabilities	122,776	131,735
Tenant Security Deposits and Prepaid Rents	40,248	38,935

Total Liabilities	4,565,076	4,224,779

Preferred Stock	625,638	793,910
Common Stock and Additional Paid-in Capital	3,873,890	3,597,117
Accumulated Other Comprehensive Income	2,177	987
Distributions in Excess of Net Income	(1,912,802)	(1,677,328)

Total Shareholders’ Equity	2,588,903	2,714,686

Noncontrolling Interest	36,138	64,972

Total Liabilities and Equity	$7,190,117	$7,004,437